Reynolds Group Holdings Limited 2014 Results February 18, 2015

1 This presentation may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe”, “anticipate”, “expect”, “estimate”, “intend”, “project”, “plan”, “will likely continue”, “will likely result”, or words or phrases with similar meaning. Forward-looking statements involve risks and uncertainties, including, without limitation, economic, competitive, governmental and technological factors outside of the control of Reynolds Group Holdings Limited (“RGHL”, “Reynolds” or the “Company”), that may cause Reynolds’ business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include without limitation:  risks related to the future costs of raw materials, energy and freight;  risks related to economic downturns in our target markets;  risks related to changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental concerns that may harm our business and financial performance;  risks related to complying with environmental, health and safety laws or as a result of satisfying any liability or obligation imposed under such laws;  risks related to the impact of a loss of any of our key manufacturing facilities;  risks related to our exposure to environmental liabilities and potential changes in legislation or regulation;  risks related to our dependence on key management and other highly skilled personnel;  risks related to the consolidation of our customer bases, competition and pricing pressure;  risks related to exchange rate fluctuations;  risks related to dependence on the protection of our intellectual property and the development of new products;  risks related to our pension plans;  risks related to acquisitions or dispositions, including completed and future acquisitions or dispositions, such as the risks that we may be unable to complete an acquisition or disposition in the timeframe anticipated, on its original terms, or at all, or that we may not be able to achieve some or all of the benefits that we expect to achieve from such transactions, including risks related to integration of our acquired businesses, or that a disposition may have an unanticipated effect on our retained businesses;  risks related to our hedging activities which may result in significant losses and in period-to-period earnings volatility;  risks related to our suppliers of raw materials and any interruption in our supply of raw materials;  risks related to our substantial indebtedness and our ability to service our current and future indebtedness;  risks related to increases in interest rates which would increase the cost of servicing our debt;  risks related to restrictive covenants in certain of our outstanding notes and other indebtedness which could adversely affect our business by limiting our operating and strategic flexibility; and  risks related to other factors discussed or referred to in our quarterly reports and our annual report, including in the section entitled “Risk Factors.” Some financial information in this presentation has been rounded and, as a result, the figures shown as totals in this presentation may vary slightly from the exact arithmetic aggregation of the figures that precede them. The attached information is not an offer to sell or a solicitation of an offer to purchase any security in the United States or elsewhere and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful. No securities may be offered or sold within the United States or to U.S. persons absent registration or an applicable exemption from registration requirements. Any public offering of securities to be made in the United States will be made by means of a prospectus that may be obtained from any issuer of such securities and that will contain detailed information about us. The estimated results for the full-year ended December 31, 2014 are based on preliminary data and management’s estimates, and the actual results may be materially different from these estimated results. These estimated results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these estimated results and does not express any opinion or other form of assurance with respect thereto. Disclaimer

2 Explanatory Note on Non-GAAP Financial Measures In this presentation, we utilize certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA, that in each case are not recognized under IFRS or U.S. GAAP. These measures are presented as we believe that they and similar measures are widely used in the markets in which we operate as a means of evaluating a company’s operating performance and financing structure. They may not be comparable to other similarly titled measures of other companies and are not measurements under IFRS, U.S. GAAP or other generally accepted accounting principles, nor should they be considered as substitutes for the information contained in the financial statements included in this presentation. EBITDA, a measure used by our management to measure operating performance, is defined as profit (loss) from continuing operations plus income tax, net financial expenses, depreciation of property, plant and equipment and amortization of intangible assets. EBITDA is not a measure of our financial condition, liquidity or profitability and should not be considered as a substitute for profit (loss) for the year, operating profit or any other performance measures derived in accordance with IFRS or as a substitute for cash flow from operating activities as a measure of our liquidity in accordance with IFRS. Adjusted EBITDA is calculated as EBITDA adjusted for particular items relevant to explaining operating performance. These adjustments include significant items of an unusual nature that cannot be attributed to ordinary business operations, including items such as non-cash pension income or expense, restructuring and redundancy costs and gains and losses in relation to the valuation of derivatives. Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA as adjusted to provide the full-period effect of implemented cost savings programs, divestments, acquisition synergies and business acquisitions to the extent not reflected in Adjusted EBITDA. Adjusted EBITDA is not a presentation made in accordance with IFRS, is not a measure of financial condition, liquidity or profitability and should not be considered as an alternative to profit (loss) for the period determined in accordance with IFRS or operating cash flows determined in accordance with IFRS. The determination of Pro Forma Adjusted EBITDA contains a number of estimates and assumptions that may prove to be incorrect and differ materially from actual. Additionally, EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, working capital needs, tax payments and capital expenditures. We believe that the inclusion of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA in this presentation is appropriate to provide additional information to investors about our operating performance to provide a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Because not all companies calculate EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA identically, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures in other companies. Disclaimer

3 Reynolds Group Holdings Limited Tom Degnan

4 Presenters Overview Marshall White Closures Tom Degnan Chief Executive Officer John Rooney Evergreen Allen Hugli Chief Financial Officer Lance Mitchell Reynolds Consumer Products John McGrath Pactiv Foodservice Malcolm Bundey Graham Packaging

5 Reynolds Group Overview Allen Hugli

6 Overview Preliminary Results  The Group has previously announced it has reached an agreement to sell its SIG business unit  Although we have no certainty, we expect the closing conditions will be met with a closing in March 2015  Under the terms of the Group’s borrowings, net proceeds of asset sales need to be offered to specified Lenders  In order to help Lenders better understand the Group’s performance and financial position, we are making available today certain preliminary financial information  The results are unaudited and may change  We expect to release audited financial statements on February 25th

7 Overview Sale of SIG  On November 24, 2014, we announced that we entered into an agreement to sell SIG  Closing is subject to customary closing conditions, including certain regulatory approvals, and we expect these to be obtained in the near term, though we have no certainty  Sale price of €3.75 billion  €3.575 billion due on completion and  €175 million subject to an earn-out based on 2015 and 2016 performance  The amount due at closing is subject to normal closing adjustments

Overview 8 Proceeds on Sale of SIG  We expect to receive net proceeds at closing of approximately $4.15 billion  We plan to use all the net proceeds to repay debt  Yesterday, we announced:  A proposed amendment to our credit agreement waiving the requirement that we use the net proceeds from the SIG sale to prepay term loans  25 basis point fee to consenting Lenders  Margin increase to 350 basis points, from 300 basis points for the USD tranche and 325 basis points for the € tranche  Asset sale offers and premium tender offers for certain of our outstanding bonds using a portion of the net proceeds remaining after any required term loan prepayments

9 Overview Strategic Reviews of Evergreen and Closures  The processes are ongoing  No new information to share at this time  We will provide an update when information becomes available

10 Reynolds Group Holdings Limited Tom Degnan

$2,947 $2,902 2013 2014 $2,068 $1,935 $2,612 $2,483 2013 2014Discontinued Operations $11,752 $11,666 2013 2014 Reynolds Group Revenue and Adjusted EBITDA Adjusted EBITDA YTD ($ in millions) 11 -1% Revenue QTD ($ in millions) Revenue YTD ($ in millions) (1) Represents the contributions of the Group’s SIG business. (1) Adjusted EBITDA QTD ($ in millions) -10% (1) Represents the contributions of the Group’s SIG business. (1) $538 $459 $679 $611 2013 2014Discontinued Operations -5% -2%

12 Evergreen John Rooney

$434 $437 Q4 2013 Q4 2014 $1,666 $1,712 2013 2014 13 Evergreen Revenue Q4 2013 vs. Q4 2014 2013 vs. 2014 ($ in millions) ($ in millions)  Revenue increased by 3% to $1,712 million in 2014  Increase primarily driven by: − Price and product mix improvements for carton packaging, liquid packaging board and paper products − Higher sales volume for liquid packaging board and paper products, offset by lower sales volume for carton packaging  Revenue increased by 1% to $437 million in Q4 2014 +3% +1%

$247 $271 2013 2014 $71 $68 Q4 2013 Q4 2014 14 Evergreen Adjusted EBITDA Q4 2013 vs. Q4 2014 2013 vs. 2014 ($ in millions) ($ in millions)  Adjusted EBITDA increased by 10% to $271 million in 2014  Increase primarily driven by: − Price and mix improvements for carton packaging, liquid packaging board and paper products − Lower production costs, partially offset by higher input costs  Adjusted EBITDA decreased by 4% to $68 million in Q4 2014 +10% -4%

15 Closures Marshall White

$267 $249 Q4 2013 Q4 2014 $1,191 $1,128 2013 2014 16 Closures Revenue  Revenue decreased by 5% to $1,128 million in 2014  Decrease primarily driven by: − Lower sales volume in Europe due to the sale of the aluminum closures business in Germany in Q1 2014 − Unfavorable foreign currency impact due to the net strengthening of the dollar − Partially offset by favorable pricing due to resin pass through and lower claims  Revenue decreased by 7% to $249 million in Q4 2014 -5% -7% Q4 2013 vs. Q4 2014 2013 vs. 2014 ($ in millions) ($ in millions)

$31 $37 Q4 2013 Q4 2014 $162 $177 2013 2014 17 Closures Adjusted EBITDA  Adjusted EBITDA increased by 9% to $177 million in 2014  Increase primarily driven by: − Lower manufacturing expense driven by previously implemented restructuring initiatives − Lower SG&A expense − Partially offset by lower sales volume and higher material costs  Adjusted EBITDA increased by 19% to $37 million in Q4 2014 Q4 2013 vs. Q4 2014 2013 vs. 2014 +9% +19% ($ in millions) ($ in millions)

18 Reynolds Consumer Products Lance Mitchell

$772 $821 Q4 2013 Q4 2014 $2,708 $2,878 2013 2014 Reynolds Consumer Products Revenue 19  Revenue increased by 6% to $2,878 million in 2014  Increase primarily driven by: − Additional sales volume from small business acquisitions in November 2013 and July 2014 − Incremental pricing actions taken in the second half of 2014 − Higher sales volume in the waste and storage category − Partially offset by lower sales volume in the tableware category  Revenue increased by 6% to $821 million in Q4 2014 Q4 2013 vs. Q4 2014 2013 vs. 2014 +6% +6% ($ in millions) ($ in millions) (1) Revised to conform with current year period inter-segment pricing presentation. (1) (1) (1) Revised to conform with current year period inter-segment pricing presentation.

Reynolds Consumer Products Adjusted EBITDA  Adjusted EBITDA decreased by 5% to $525 million in 2014  Decrease primarily driven by: − Higher material costs driven primarily by resin − Partially offset by higher revenue  Adjusted EBITDA decreased by 5% to $162 million in Q4 2014 20 (1) Revised to conform with current year period inter-segment pricing presentation. $171 $162 Q4 2013 Q4 2014 $555 $525 2013 2014 Q4 2013 vs. Q4 2014 2013 vs. 2014 -5% -5% ($ in millions) ($ in millions) (1) (1) (1) Revised to conform with current year period inter-segment pricing presentation.

21 Pactiv Foodservice John McGrath

 Total segment revenue increased by 1% to $4,034 million in 2014  External revenue increased by 2% to $3,491 million in 2014  Increase primarily driven by: − Sales volume growth primarily in cups product category as a result of new business − Additional sales volume arising from Reynolds Consumer Products’ small business acquisition in July 2014 − Partially offset by lower sales volume in the plastics category and lower sales volume due to the sale of the building products business  Total segment revenue increased by 1% to $1,005 million in Q4 2014 $998 $1,005 Q4 2013 Q4 2014 Pactiv Foodservice Revenue Q4 2013 vs. Q4 2014 2013 vs. 2014 ($ in millions) ($ in millions) 22 $4,010 $4,034 2013 2014 +1% +1% (1) Revised to conform with current year period inter-segment pricing presentation. (1) (1) (1) Revised to conform with current year period inter-segment pricing presentation.

 Adjusted EBITDA decreased by 12% to $553 million in 2014  Decrease primarily driven by: − Higher raw material costs and the associated lag effect of recovering − Partially offset by reduction in SG&A expense due to lower employee-related costs and higher sales volume  Adjusted EBITDA decreased by 23% to $118 million in Q4 2014 23 Q4 2013 vs. Q4 2014 2013 vs. 2014 ($ in millions) ($ in millions) $154 $118 Q4 2013 Q4 2014 $626 $553 2013 2014 -12% -23% Pactiv Foodservice Adjusted EBITDA (1) (1) Revised to conform with current year period inter-segment pricing presentation. (1) (1) Revised to conform with current year period inter-segment pricing presentation.

24 Graham Packaging Malcolm Bundey

$695 $608 Q4 2013 Q4 2014 Graham Packaging Revenue  Revenue decreased by 9% to $2,745 million in 2014  Decrease primarily driven by: − Lower sales volume − Unfavorable foreign currency impact − Lower pricing due to the timing of pass- through of resin costs  Revenue decreased by 13% to $608 million in Q4 2014 25 Q4 2013 vs. Q4 2014 ($ in millions) -13% 2013 vs. 2014 ($ in millions) $3,024 $2,745 2013 2014 -9%

$523 $446 2013 2014 Graham Packaging Adjusted EBITDA  Adjusted EBITDA decreased by 15% to $446 million in 2014  Decrease primarily driven by: − Lower sales volume and unfavorable product mix − Increased personnel-related costs − Unfavorable foreign currency impact − Partially offset by improved operational performance  Adjusted EBITDA decreased by 32% to $82 million in Q4 2014 -15% $121 $82 Q4 2013 Q4 2014 Q4 2013 vs. Q4 2014 2013 vs. 2014 ($ in millions) -32% ($ in millions) 26

27 Reynolds Group Financial Overview Allen Hugli

$2,068 $1,935 $2,612 $2,539 $55 $1 2013 2014 PF Adjusted Synergies Pro Forma Adjustments Discontinued Operations (2 (3) (2) 28 $11,752 $11,666 2013 2014 Reynolds Group Revenue and Adjusted EBITDA Adjusted EBITDA ($ in millions) Revenue ($ in millions) (1) Represents the contributions of the Group’s SIG business. (2) Annualization impact of cost savings programs, acquisition of Novelis Foil Products North America and full period effect of the divestitures of the Pactiv Foodservice picks and stirrers business and the Pactiv Foodservice building products business. (3) Full period estimated impact of Trans Western Polymers acquisition synergies. (1)

29 Reynolds Group Capital Expenditures  Capital expenditures decreased from $724 million to $687 million in 2014  Decrease primarily driven by lower spend at Pactiv Foodservice as expansion of capacity to support new business and to replace capacity lost due to a plant fire and Hurricane Sandy was completed $724 $687 $520 $489 2013 2014Discontinued Operations 2013 vs. 2014 ($ in millions) -5% (1) (1) Represents the contributions of the Group’s SIG business.

30 Key Investment Highlights Leading Market Positions Iconic Brands High Barriers to Entry Significant Global Scale Stable and Diversified Business Mix Broadest Product Lines Diversified Blue- Chip Global Customer Base World Class Manufacturing Facilities Ability to Manage Raw Material Costs Broad and Deep Management Team Significant Free Cash Flow Allows Rapid Deleveraging

31 Appendix

32 Reynolds Group Revenue and Adjusted EBITDA (In $ millions) For the year ended December 31, 2014 Evergreen Closures Reynolds Consumer Products Pactiv Foodservice Graham Packaging Corporate Unallocated Total Total external revenue 1,597 1,116 2,717 3,491 2,745 - 11,666 Total inter-segment revenue 115 12 161 543 - (831) - Total segment revenue 1,712 1,128 2,878 4,034 2,745 (831) 11,666 Adjusted EBITDA from continuing operations 271 177 525 553 446 (37) 1,935 Adjusted EBITDA from discontinued operations 548 Total Adjusted EBITDA 2,483 For the year ended December 31, 2013 Evergreen Closures Reynolds Consumer Products Pactiv Foodservice Graham Packaging Corporate Unallocated Total Total external revenue 1,553 1,181 2,572 3,422 3,024 - 11,752 Total inter-segment revenue 113 10 136 588 - (847) - Total segment revenue 1,666 1,191 2,708 4,010 3,024 (847) 11,752 Adjusted EBITDA from continuing operations 247 162 555 626 523 (45) 2,068 Adjusted EBITDA from discontinued operations 544 Total Adjusted EBITDA 2,612

33 Pro Forma Adjusted EBITDA Pro Forma 12/31/14 Reynolds Group EBITDA $1,772 Restructuring costs, net of reversals 45 Asset impairment charges 11 Equity method profit, net of cash distributed (1) Gain on sale of businesses and properties (34) Plant damages and associated insurance recoveries, net (69) Litigation settlement (18) Non-cash change in provisions and current assets (6) Non-cash pension expense 31 Operational process engineering-related consultancy costs 10 Related party management fee 31 Multi-employer pension plan withdrawal 14 Strategic review costs 18 Unrealized (gain) loss on derivatives 125 Other 6 Reynolds Group Adjusted EBITDA from continuing operations $1,935 Annualization of cost savings programs 58 Full period estimated effect of acquisitions and divestitures (12) Full period estimated effect of acquisition related synergies 1 Reynolds Group Pro Forma Adjusted EBITDA from continuing operations $1,982 Reynolds Group Adjusted EBITDA from discontinued operations 548 Pro forma adjustments from discontinued operations 9 Total Reynolds Group Pro Forma Adjusted EBITDA $2,539 Note: Assumes Novelis Foil Products North America was part of Reynolds Group as of January 1, 2014 and includes full period effect of Trans Western Polymers acquisition related synergies and full period effect of the divestitures of the Pactiv Foodservice picks and stirrers business and the Pactiv Foodservice building products business. ($ in millions)

34 Capitalization Summary ($ in millions) (1) Cash net of overdrafts and excluding $97 million of cash classified as assets held for sale. (2) Under the credit agreement, the Securitization Facility is excluded from Total Secured Debt for the purpose of the calculation of the Senior Secured First Lien Leverage Ratio and the Total Leverage Ratio. All leverage ratios in the table above are calculated excluding the Securitization Facility. (3) Primarily consists of local working capital facilities and finance leases. (4) Related party borrowings. (5) Excludes derivative liabilities of $131 million. (6) Adjusted for full period effect of implemented cost savings programs, divestitures, acquisition synergies and business acquisitions to the extent not reflected in Adjusted EBITDA. Pro Forma Net Multiple 12/31/14 of EBITDA(2) Cash(1) $1,587 Senior Secured Term Loans $2,548 Senior Secured Notes 7,250 Securitization Facility(2) 405 Other Secured Debt(3) 39 Total Secured Debt $10,242 3.2x Senior Unsecured Notes 6,400 Total Senior Guaranteed Debt $16,642 5.8x Pactiv Unsecured Notes 792 Total Senior Debt $17,434 6.1x Senior Subordinated Notes 590 Other Debt(4) 1 Total Debt(5) $18,025 6.3x Pro Forma Adjusted EBITDA(6) $2,539bn